UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2024

BioRestorative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37603	30-1341024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Marcus Drive Melville, New York	11747
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (631) 760-8100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
BRTX	BRTX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2024, BioRestorative Therapies, Inc. (the “Company”) entered into agreements (the “Agreements”) with certain holders of its existing warrants exercisable for an aggregate of 3,351,580 shares of its common stock (collectively, the “Existing Warrants”), to exercise their warrants at a reduced exercise price of $2.33 per share, in exchange for new warrants (the “New Warrants”) as described below.  The aggregate gross proceeds from the exercise of the Existing Warrants and the payment of the New Warrants, as described below, is approximately $8.1 million, before deducting financial advisory fees. The reduction of the exercise price of the Existing Warrants and the issuance of the New Warrants was structured as an at-market transaction under Nasdaq rules.

The Company intends to use the net proceeds from the warrant exercises in connection with its clinical trials with respect to its lead cell therapy candidate, BRTX-100, pre-clinical research and development with respect to its metabolic ThermoStem Program and for general corporate purposes and working capital.

The shares of common stock issuable upon exercise of the Existing Warrants are registered for issuance pursuant to a registration statement on Form S-1, as amended (File No. 333-258611), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 4, 2021, or for resale pursuant to a registration statement on Form S-3 (File No. 333-265052), which was declared effective by the SEC on June 16, 2022.

In consideration for the immediate exercise of the Existing Warrants for cash and the payment of $0.125 per share underlying the New Warrants, the exercising holders will receive the New Warrants to purchase shares of common stock in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act").  The New Warrants will be exercisable for a period of five years into an aggregate of up to 2,513,685 shares of common stock at an exercise price of $2.43 per share.  The securities offered in the private placement have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 with the SEC within ten days of the closing to register the resale of the shares of common stock underlying the New Warrants issued in the private placement.

In connection with the transaction described above, the Company entered into a financial advisory services agreement, dated February 5, 2024, with Roth Capital Partners, LLC (“Roth”), pursuant to which the Company has agreed to pay Roth a cash fee of approximately $528,000 for its services, in addition to reimbursement for certain expenses.

The foregoing descriptions of the Agreements and the New Warrants are not complete and are qualified in their entirety by reference to the full texts of (i) the forms of the Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein and (iii) the forms of the New Warrants, copies of which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

Reference is made to Item 1.01 above.

Item 8.01	Other Events.

On February 6, 2024, the Company issued a press release (the “Press Release”) regarding the transaction described in Item 1.01 above. A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1	Form of Agreement, dated February 6, 2024, by and between the Company and the warrantholders (other than Auctus Fund, LLC).
10.2	Form of Agreement, dated February 5, 2024, by and between the Company and Auctus Fund, LLC.
10.3	Form of New Warrant issued to warrantholders (other than Auctus Fund, LLC).
10.4	Form of New Warrant issued to Auctus Fund, LLC.
99.1	Press release of the Company, dated February 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: February 7, 2024	By:	/s/ Lance Alstodt
Lance Alstodt
Chief Executive Officer